Exhibit 10(g)

                               TRACER DESIGN, INC.

                                CO-SALE AGREEMENT

         This Co-Sale Agreement (the "Agreement") is made as of February 13, 1996, by and among Tracer Design, Inc., an Arizona corporation (the "Company"), each purchaser of the Company's Series A Preferred Stock signatory to this Agreement (each a "Purchaser" and collectively the "Purchasers") and Chad M. Little, Lonnie A. Whittington and James A. Layne (individually, each a "Founder" and collectively, the "Founders").

         Whereas, the Company and the Purchasers are entering into a Series A Preferred Stock Purchase Agreement of the same date as this Agreement (the "Purchase Agreement");

         Whereas, in order to induce the Company and the Purchasers to enter into the Purchase Agreement, the Company, the Purchasers and the Founders desire to enter into this Agreement,

         Now, therefore, in consideration of the mutual promises and covenants hereinafter set forth, the Company, the Purchasers and the Founders hereby agree as follows:

                                    SECTION 1
                                Right of Co-Sale
                                ----------------

         1.1 Sales by Founder. In the event that any Founder proposes to sell, assign, transfer or otherwise convey shares of Common Stock or securities convertible into, exchangeable for or exercisable for Common Stock ("Co-Sale Securities"), then the Founder shall offer in writing to the Purchasers the right to participate in such sale on the same terms and conditions available to such Founder.

         Upon written notice to the Founder within fifteen (15) business days of notice to the Purchasers from a Founder of the proposed sale, each Purchaser may sell that number of shares of Co-Sale Securities owned by it equal to the total number of shares to be sold in the transaction multiplied by a fraction, the numerator of which is the number of shares of Co-Sale Securities held by such Purchaser and the denominator of which is the number of shares of Co-Sale Securities held by the Purchasers plus the Founders.

         1.2 Limitations on Right of Co-Sale. Section 1.1 of this Agreement shall not apply where the sale, assignment, transfer or other conveyance of Co-Sale Securities by a Founder:

                  (a) is to the Founder's spouse, parents, or children or other members of the Founder's family (including relatives by marriage), or to a custodian, trustee or other fiduciary for
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the  account of the Founder or members of his family in  connection  with a bona fide estate planning transaction; or

                  (b) when combined with all prior sales, assignments, transfers or other conveyances of such Founder that occurred in the same calendar year, amounts to less than 10,000 Co-Sale Securities; or

                  (c) is to another Founder;

provided, however, that any transferees pursuant to this Section 1.2 shall receive and hold such shares subject in all respects to the provisions of this Co-Sale Agreement, and that there shall be no further transfer of such shares except in accordance herewith.

         1.3 Termination of Co-Sale Right. The co-sale right set forth in this Agreement shall terminate and be of no further force and effect immediately prior to the closing of the initial public offering of the Company's Common Stock pursuant to an effective registration statement on Form S-1 (or successor form) under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock by the Company to the public that gives the Company a market valuation of at least $25 million and results in proceeds to the Company in the public offering of at least $5 million (net of underwriting discounts and commissions and offering expenses).

                                    SECTION 2
                              Prohibited Transfers
                              --------------------

         2.1 Treatment of Prohibited Transfers. In the event any Founder sells any Co-Sale Securities of the Company in contravention of the participation rights of the Purchasers under this Agreement (a "Prohibited Transfer"), the Purchasers, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided in Section 2.2 below, and the Founder shall be bound by the applicable provisions of such put option.

         2.2 Put Option. In the event of a Prohibited Transfer, the Purchasers shall have the right to sell to the Founder who made such Prohibited Transfer, and, if such right is exercised, such Founder shall have the obligation to purchase from the Purchasers, a number of shares of Common Stock of the Company (either directly or through delivery of convertible Preferred Stock) equal to the number of shares the Purchasers would have been entitled to transfer to the purchaser in the Prohibited Transfer pursuant to the terms hereof. Such sale shall be made on the following terms and conditions:

                  (a) The price per share at which the shares are to be sold to the Founder shall be equal to the price per share paid by the purchaser to the Founder in the Prohibited Transfer. The Founder shall also reimburse the Purchasers for any and all fees and expenses, including legal
                                        2
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fees and expenses,  promptly following demand therefor, incurred pursuant to the exercise or the attempted  exercise of the Purchasers' rights under this Section
2.

                  (b) Within 20 days after the later of the dates on which the Purchasers (i) received notice from the Founder of the Prohibited Transfer or
(ii) otherwise become aware of the Prohibited Transfer, the Purchasers shall, if exercising the put option created hereby, deliver to the Founder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                  (c) The Founder shall, upon receipt of the certificate or certificates for the shares to be sold by each of the Purchasers, immediately pay the aggregate purchase price thereof and the amount of reimbursable fees and expense, as specified in Section 2.2(a), by certified check or bank draft made payable to the order of the Purchasers, respectively.

                  (d) NOTWITHSTANDING THE FOREGOING, ANY ATTEMPT TO TRANSFER SHARES OF THE COMPANY IN VIOLATION OF ARTICLE 1 HEREOF SHALL BE VOID AND THE COMPANY AGREES IT WILL NOT EFFECT SUCH A TRANSFER NOR WILL IT TREAT ANY ALLEGED TRANSFEREE AS THE HOLDER OF SUCH SHARES WITHOUT THE WRITTEN CONSENT OF THE PURCHASERS. THE COMPANY AND THE FOUNDERS AGREE THAT ANY AND ALL CERTIFICATES REPRESENTING ANY SHARES OR OTHER SECURITIES OF THE COMPANY HELD FROM TIME TO TIME DURING THE TERM OF THIS AGREEMENT SHALL BEAR A LEGEND REFERRING TO THE RESTRICTIONS IMPOSED BY THIS AGREEMENT.

                                    SECTION 3
                                  Miscellaneous
                                  -------------

         3.1 Governing Law. This Agreement shall be governed in all respects by and construed in all respects in accordance with the laws of the State of Arizona as applied to agreements entered into and performed entirely in the State of Arizona by residents thereof.

         3.2  Successors  and Assigns.  Except as otherwise  expressly  provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, transferees, executors and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         3.3 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to co-sale rights.

         3.4 Amendment and Waiver. This Agreement,  or any provision hereof, may be
                                        3
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amended or waived only in a writing  signed by the Company,  the Founder and the holders of a majority of the Series A Preferred Shares originally issued to the Purchasers, and any amendment or waiver so approved shall be binding upon the Purchasers (including the holders of a majority of such Series A Preferred Shares originally issued to the Purchasers).

         3.5 Notices. etc. All notices and other communications required or permitted under this Agreement shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to the Purchasers, at the Purchasers' addresses set forth on the Purchase Agreement, or (b) if to a Founder or to the Company, at the address of the Company's principal executive offices.

         3.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such prevision were to be excluded and shall be enforceable in accordance with its terms.

         3.7 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         3.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         3.9 Arbitration. Any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement shall be resolved exclusively by binding arbitration in Phoenix, Arizona, in accordance with the rules then in effect of the American Arbitration
Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. The Company, the Purchasers and the Founders shall each pay one-third of the costs and expenses of such arbitration, and each of them shall separately pay their counsel fees and expenses.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year written above.

                                         "COMPANY"

                                         TRACER DESIGN, INC.


                                         By: /s/  Chad M. Little
                                             -----------------------
                                         Title: President
                                        4
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                                        "FOUNDERS"



                                          /s/  Chad M. Little
                                        -----------------------------------
                                        Chad M. Little



                                         /s/  Lonnie A. Whittington
                                        -----------------------------------
                                        Lonnie A. Whittington



                                         /s/  James A. Layne
                                        -----------------------------------
                                        James A. Layne



                                        "PURCHASERS"

                                        WASATCH VENTURE CORPORATION


                                        By: /s/  Todd J. Stevens
                                        -----------------------------------
                                        Title:    Secretary and Treasurer
                                              -----------------------------

                                        NEWTEK VENTURES II, L.P.


                                        By: /s/  John Hall
                                        -----------------------------------
                                        Title:   General Partner
                                              -----------------------------
                                        5